UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 19, 2013

ANDALAY SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

(408) 402-9400
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2013, the Company filed an amendment to its Certificate of Incorporation to effectuate a change in the Company’s name from “Westinghouse Solar, Inc.” to “Andalay Solar, Inc.” A copy of the amendment to the Certificate of Incorporation is furnished as Exhibit 3.1 hereto.

On September 20, 2013, the Company filed a Correction to the amendment to the Certificate of Incorporation to effectuate an increase in its number of authorized shares of Common Stock from 100 million to 500 million as the request to increase the number of authorized shares was inadvertently omitted from the September 19, 2013 amendment to the Certificate of Incorporation. A copy of the Correction to the amendment to the Certificate of Incorporation is furnished as Exhibit 3.2 hereto.

Item 9.01 Financial Statements and Exhibits.

9.01.   Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description
3.1	Amendment to Certificate of Incorporation of the Company, dated September 19, 2013.
3.2	Correction to amendment to Certificate of Incorporation of the Company, dated September 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 23, 2013

WESTINGHOUSE SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Executive Officer

EXHIBIT INDEX

 9.01.   Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description
3.1	Amendment to Certificate of Incorporation of the Company, dated September 19, 2013.
3.2	Correction to amendment to Certificate of Incorporation of the Company, dated September 20, 2013.